Exhibit 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com
August 6, 2013	WRITER’S DIRECT LINE 904.633-8913 Email: mkirwan@foley.com CLIENT/MATTER NUMBER 100830/0102

Regency Centers Corporation

One Independent Drive - Suite 114

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the combined Registration Statement on Form S-3 (Registration No. 333-174535) of Regency Centers Corporation (“Regency”) and Regency Centers, L.P. (“RCLP”) under the Securities Act of 1933, as amended, for the issuance and sale, from time to time, of up to $200,000,000 aggregate offering price of shares of common stock, par value $0.01 per share (the “Shares”), of Regency, all of which are authorized but heretofore unissued shares to be offered and sold by Regency.

In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the proceedings of and actions taken by the Board of Directors of Regency and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

Based on the documents and proceedings set forth above, we are of the opinion that the Shares have been duly authorized, and when duly issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption “Validity of Securities” in the prospectus supplement relating to the offering of the Shares dated August 6, 2013. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Foley & Lardner LLP

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